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January 8, 2024

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Introduction-Rockefeller Capital Management Code of Ethics3
Commitment to Integrity4
The Code of Ethics Applies to All of Us5
Supervised Persons6
RCM Policies and Procedures6
Code Violations6
About Rockefeller Capital Management7
Acting with Integrity8
Avoiding Conflicts of Interest9
Gifts & Entertainment11
Outside Business Activities11
Personal Account Trading12
Political Contributions14
Charitable Contributions14
Certifications of Compliance15
Firm-Required Training15
Prohibited Practices Related to Approved, Completed, or Signed Documentation16
Work-Related Conduct17
Compliance with the Law18
Cooperation with Regulators19
Required Disclosures19
Obeying the Law and Reporting Code Violations20
Raising Concerns20
Anti-Bribery and Anti-Corruption21
Anti-Money Laundering/Sanctions21
Anti-Tax Evasion22
Maintaining Accurate Books and Records22
Business-Related Electronic Communications23
Safeguarding Information24
Protection of Client, Proprietary, and Other Confidential Information25
Material Non-Public Information and Insider Trading25
Cybersecurity, Privacy, and Data Protection26
Thank You27
Code of Ethics Resources28

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Around the world, the Rockefeller name embodies
a unique reputation to be treasured and protected.
At all times, we are committed to conducting our business
with uncompromising integrity to the
highest standards. To strengthen and deepen that
At all times, we are committed to
conducting our business
with uncompromising integrity to
the highest standards.
commitment, we must each assume responsibility for
our actions.
The Rockefeller Capital Management Code of
Ethics (“Code”) represents our individual and collective
obligation to preserve and protect the Firm’s principles,
shaped by over 140 years working alongside members of
the Rockefeller family. This
requires that we each do our part, even when not
expedient or easy to do so.
We recommend you use this Code as a resource and
compass to guide your decision-making and actions.
If you have questions about the Code of Ethics or any
related policy, seek guidance from your manager,
the Legal and Compliance
Department, or other contact referenced in this Code.

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This Code of Ethics is rooted in Rockefeller Capital
Management’s (“RCM,” “Rockefeller,” or “Firm”) core
value of Commitment to Integrity. While we strictly adhere
to the principle “Do the right thing,” our Commitment to
Integrity signifies Rockefeller’s unwavering dedication to
upholding an ethical culture.
Neither Rockefeller’s Code nor its policies can anticipate or address every possible issue or situation that may arise, and the proper course of action may not always be clear.
When something doesn’t feel right or there is any uncertainty as to the appropriate decision or course of action, asking yourself questions through the lens of the Firm’s values and standards can help you decide how to proceed.
When in doubt about a
compliance obligation,
the propriety of a course of action,
or interpretation of this Code, seek
guidance from the
Legal and Compliance Department
before moving forward.
Decision
Making
Lens
Does my decision or action:
•Align with RCM’s Code of Ethics
and core values?
•Comply with Firm policy?
•Adhere to the letter and spirit of
applicable laws, rules, and regulations?
Could my decision or action:
•Be perceived by others or the public as
inappropriate, dishonest, or unethical?
•Harm clients, colleagues, or the public?
•Damage Rockefeller’s reputation?
•Expose Rockefeller to legal or regulatory risk?

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This Code outlines the standards of ethical conduct we
expect from ourselves and each other. Rockefeller has
adopted this Code to affirm the values and principles that guide the business conduct of the Firm and its Supervised Persons.
Supervised Persons include any:
•Partner, officer, director (or other person occupying a
similar status or performing similar functions);
•Employee, contingent worker, and intern of Rockefeller
and its subsidiaries;
•Other person who provides investment advice on behalf of
Rockefeller; or
•Other person subject to Rockefeller’s supervision and control who the Legal & Compliance Department determines is
subject to the Code.
Compliance with the Code is a term and condition of each
Supervised Person’s employment. While you are not expected
to know the details of every law governing the Firm’s
business, you are expected to be familiar with and adhere to the
Firm’s Code of Ethics and policies and
procedures applicable to RCM, your business line, and job
There is zero tolerance for unethical behavior at
Rockefeller, and ignorance of the Code or Firm
policy is no excuse for violating it.
responsibilities.
The Code provides an overview of expected conduct in a
number of key areas, but it does not constitute a
comprehensive set of requirements. Rather, many of the
principles and standards stated in the Code are detailed in
separate Firm policies and procedures.
Therefore, RCM’s Code of Ethics must be read along with
other applicable Compliance policies, which can be found
on RCM’s Policies & Procedures Portal.
RESOURCES AND CONTACTS
•RCM Policies and Procedures Portal
Noncompliance with Rockefeller’s Code of Ethics can put our
clients and
colleagues at risk,
result in significant

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legal and regulatory exposure for the Firm,
and subject Rockefeller’s legacy to serious reputational
harm.
Regardless of business line, position, or seniority, all
Supervised Persons must comply with the laws and
regulations governing our businesses, adhere to Firm
policies and procedures, and maintain the highest
ethical standards in all we do.

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Rockefeller Capital Management LP is the holding company of various operating subsidiaries, including (i) Rockefeller Financial
LLC, (ii) Rockefeller & Co. LLC, (iii) Rockefeller Trust Company, N.A.,
and (iv) The Rockefeller Trust Company (Delaware)
(collectively, Rockefeller” or the “Firm”).
Rockefeller Financial LLC is dually registered with the U.S.
Securities & Exchange Commission (“SEC”) as an investment
adviser and broker-dealer.
Rockefeller & Co. LLC is registered with the SEC as an investment adviser.
Rockefeller Trust Company, N.A. is a national trust bank
regulated by the Office of the Comptroller of the Currency, and The
Rockefeller Trust Company (Delaware) is a limited purpose trust company regulated by the Office of the State Bank
Commissioner of the State of Delaware.
This Code requires the Firm and its Supervised Persons to comply with the federal securities laws, and it fulfills the Firm’s obligations to its clients under the Investment Advisers Act of 1940, as amended (the “Advisers
Act”) and Rule 17j-1 under the Investment
Company Act of 1940, as amended (the “Investment Company Act”)
with respect to registered investment companies advised by Rockefeller
& Co. LLC. The Code is intended to reflect the fiduciary principles that govern the conduct of the Firm and its Supervised
Persons in those situations where the Firm acts as an investment advisor as defined under the Advisers Act and is providing
investment advice to its clients.
For Rockefeller Asset Management Supervised Persons,
Rule 206(4)-8 under Section 206 generally prohibits an
investment adviser from making false or misleading statements, omitting material facts, or engaging in
fraudulent, deceptive or manipulative conduct with respect
to investors and prospective investors in investment funds
advised by the investment adviser; and Rule17j-1 prohibits
any affiliate of a fund or its
investment adviser or principal underwriter from engaging in fraudulent conduct in connection with the purchase or sale of securities held or to be acquired by the fund. It is unlawful for any investment adviser, directly or indirectly:
(i) to employ a device, scheme, or artifice to defraud any client or prospective client; (ii) to engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client; (iii) acting as a principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than a client, knowingly to effect any sale or purchase of any security for the account of such client; or (iv) to engage in any act, practice, or course of business which is fraudulent,
deceptive, or manipulative.

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A conflict may arise when the interest of the Firm, an
CONFLICT OF INTEREST DECISION GUIDE
As you consider a business decision or action, ask yourself:
Are there competing interests, influences, or
incentives at hand?
Does the relationship or arrangement present a
conflict of interest now or in the foreseeable future?
Do the Firm’s or employee’s interests conflict
with the client’s interests?
Does the action being considered provide an
unfair or unbalanced outcome for the client,
Rockefeller, or the employee?
Does the action being considered unfairly benefit
one client over another client?
Is there an appearance of a conflict of interest
and, if so, what is the potential risk impact to the
client, employee, or Rockefeller?
Employee or a Client are in actual or perceived opposition.
Conflicts pose risks that decisions or actions may be
improperly influenced by personal or other motivations
that have the potential to harm clients, colleagues, and/or
the Firm.
To ensure Rockefeller maintains its reputation and
commitment to the highest ethical standards, the Firm
has established a Conflicts of Interest Policy that requires
Rockefeller, its various business units, and Supervised persons to:
•Identify and manage conflicts through an
established conflicts framework;
•Be vigilant about whether activities or
relationships could create an actual or potential
conflict of interest, or even the appearance of a
conflict, and avoid those activities or
relationships; and
•Adhere to the Conflicts of Interest Policy to
eliminate and/or mitigate any conflicts.
Where a conflict cannot be avoided, it must be disclosed so the
Firm can review and manage the conflict in an appropriate
manner.

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CONFLICT MANAGEMENT GUIDING PRINCIPLES
Many conflicts can be effectively managed, mitigated, or
avoided by following these guiding principles:
Be cognizant of situations that could create an
actual, potential, or perceived conflict.
Always put the best interest of the customer ahead of
your own.
  If there is a conflict, disclose it.
Follow Rockefeller policies and procedures
designed to mitigate conflicts of interest.
Escalate potential conflicts.
RAM EMPLOYEES
There are potential conflicts that may arise as a
consequence of the business and other relationships of
RAM’s Supervised Persons’ immediate family and other
close, personal relationships.
RAM requires Supervised Persons to complete a
questionnaire to disclose certain family and close,
personal relationships that may give rise to actual or
potential material conflicts of interest and will seek to
identify and address any actual or potential material
conflicts of interest arising from these relationships.
•RCM Conflicts of Interest Policy
•RCM Policy on Customer Complaints
•RCM Gifts and Entertainment Policy
•RCM Outside Business Activities (OBA) Policy
•RCM Information Barriers Policy
•RCM Personal Account Trading Policy
•RFLLC Policies & Written Supervisory Procedures (WSP)
•RTCDE Policies and Procedures Manual
•RTCNA Policies and Procedures Manual
RESOURCES AND CONTACTS

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While the giving or receiving of gifts and entertainment has become a common industry practice, it is especially important that our actions remain consistent with
Rockefeller’s high ethical standards and commitment to
effective conflict of interest management.
The Gifts & Entertainment Policy provides guidance on gift
and entertainment limits and books and records
requirements, which may vary depending upon the
business line you work for. It also addresses
non-cash compensation requirements.
The Gifts & Entertainment policy prohibits the receipt of
cash/cash equivalents, gifts in connection with an ERISA
plan, and gifts or entertainment in connection with any
government or foreign official.
Our obligation to Rockefeller’s clients and each other to use good judgment and maintain high ethical standards in all we do
extends to participation in any business activity outside the scope of our relationship with Rockefeller. Examples
Include, but are not limited to, serving as a trustee, officer, or board member to a non-profit organization, full or partial
ownership in a private operating business, and serving on the board of a condo association.
The Outside Business Activities Policy (“OBA Policy”) requires all
OBAs must be disclosed and submitted for approval.
Supervised Persons are prohibited from engaging in an OBA prior to obtaining the required approvals.
“Integrity is doing the right thing even when no one is looking.”~ C.S. Lewis
•RCM Gifts and Entertainment Policy
(Appendix includes a Summary of Gift & Entertainment
Requirements)
•RCM Code of Ethics FAQs
•MyApps / Protegent PTA (ECM) Dashboard)
•Email the Code of Ethics (COE) Compliance Team
RESOURCES AND CONTACTS
RESOURCES AND CONTACTS
•RCM Outside Business Activities (“OBA) Compliance Policy
•RCM Conflicts of Interest Policy
•RCM Information Barriers Policy
•RCM Personal Account Trading Policy
•MyApps / Protegent PTA (ECM) Dashboard)
•Email the Code of Ethics (COE) Compliance Team

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Rockefeller recognizes the importance to Supervised Persons of being able to manage and develop their own
and their dependents’ financial resources through long-term
investments and strategies. At the same time, when
conducting personal account trading, Supervised Persons must always place the interests of RCM clients first, avoid actual, potential, or perceived conflicts of interest, and comply with all applicable laws and regulations.
KEY REQUIREMENTS INCLUDE:
Rockefeller is subject to various laws and/or regulations governing the personal trading of securities that, if not adhered to, subject the
Firm to legal, regulatory, and
reputation risk. Rockefeller has established requirements
and limitations on personal account trading to minimize
potential conflicts of interest and ensure regulatory
compliance. These requirements and limits may vary
depending on the business line you work for and position within the
Firm.
•All employees are required to maintain their personal accounts at an approved broker; Managing Directors and/or
Private Advisors are required to maintain their personal accounts at RCM.
•Employees are prohibited from transacting in securities on the Firm’s Restricted List, including any derivative of such security (see exemptions below) or any other related security. Employees are required to consult the Restricted List prior to placing any personal trades.
•The following employees must preclear all transactions in all Personal Accounts, except for transactions in Exempt
Instruments and transactions in Managed Accounts with third-party discretionary authority:
>The President and CEO of RCM,
(including his direct reports),
>RAM,
>Corporate Finance,
>Legal & Compliance,
>Risk,
>Strategic Advisory, and
>Any other Covered Person (as defined in the Personal Account Trading Policy)
designated by senior management of the Firm because of their access to information.
•With the exception of Private Securities purchased or sold in an RCM account, all RCM Employees and their immediate family members are required to preclear all Private Securities Transactions (hedge funds, private equity funds, direct private equity investments, etc.) via the Private Securities Transaction (PST) Form in Protegent PTA (ECM). Private Securities purchased or sold

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in an RCM account do not require a PST Form (unless the employee is member of the Investment Solutions Group). Compliance performs pre-trade reviews of on-platform PSTs via the AI order system.

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PRIVATE ADVISORS AND MANAGING DIRECTORS
Supervised Persons who are Private Advisors or Managing
Directors are required to transfer their Personal Accounts
to RCM within 30 calendar days of commencing employment at
•RCM Personal Account Trading Policy (See
Exhibit A for list of approved brokers)
•Personal Account Trading Policy FAQs
•RCM Code of Ethics FAQs
•RCM Restricted List
•MyApps / Protegent PTA (ECM) Dashboard)
•Email the Code of Ethics (COE) Compliance Team
RESOURCES AND CONTACTS
RCM or change in status. Any exception request must be
submitted through Protegent PTA (ECM) and approved by the
RCM employee’s supervisor and/or line manager and RCM’s Chief
Operating Officer.
PRIVATE ADVISORS AND TEAM MEMBERS
Supervised Persons who are a Private Advisor or a team member of a Private Advisor that has or obtains a client who is a publicly traded company or an officer, director, or beneficial owner of more than 10% of the voting shares of a public company must:
•Disclose and document in writing, the details of the
insider account, to a member of their Divisional
Management Team
•Work with their Divisional Management Team to notate
the relationship to the public company on applicable
Wealthscape account (suitability) profile screens
•Request and obtain pre-approval through Protegent PTA
(ECM) prior to effecting any personal transactions in the
securities of that company, and
•Effect personal transactions in the securities of the
company only within the pre-defined quarterly personal
trading window.

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There has been an increase in restrictions on political
activity by companies and their employees, and sometimes those employees’ immediate family members, who conduct business
with government entities. Violations, even if
unintentional, can have a significant negative impact on the
Firm.
Supervised Persons must request prior review and receive
written approval from Compliance before making, soliciting,
or coordinating any political contribution. Immediate family members of certain Supervised Persons are also prohibited from making, soliciting, or coordinating any political
contribution in certain jurisdictions, as outlined in the Political
Contributions Policy. RCM Management Committee members are
prohibited from making, Soliciting, or
Coordinating any political contributions.
RESOURCES AND CONTACTS
Rockefeller is committed to supporting our communities.
However, (501(c)(3) charitable contributions must not be
made by any Supervised Person with the intention of
influencing such charity to become an RCM client or vendor,
or in exchange for business or services of any kind.
Supervised Persons are prohibited from soliciting charitable contributions from clients, prospects, or vendors, and are
required to obtain pre-approval from their business line manager for
•RCM Charitable Contributions Policy
•MyApps / Protegent PTA (ECM) Dashboard)
•Email the Code of Ethics (COE) Compliance Team
RESOURCES AND CONTACTS
business-related charitable contributions, including sponsorship of charitable events.
Violations, even if unintentional, can
have a significant
negative impact on the Firm.
•RCM Political Contributions Policy
•MyApps / Protegent PTA (ECM) Dashboard)
•Email the Code of Ethics (COE) Compliance Team

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To emphasize the importance of certain obligations and/or
meet regulatory requirements, Supervised Persons are
periodically required to complete a certification of compliance related to one or more topics. The certification will serve as an acknowledgement that the Supervised
Person has received, read, understood, complied with, and/or agrees to continue to comply with, the subject of the
certification.
Certifications of compliance include, but are not limited
to:
•New Hire Code of Ethics Certification
•Broker Account and Holdings Certifications
•Disclosure Certifications re: Outside Business Activities
•Political Contributions, and Private Securities
•Annual Compliance Questionnaire
•Quarterly Electronic Communications Compliance
Certification
At Rockefeller, our steadfast commitment to excellence
guides all that we do. Continuous learning and improvement are key contributors to our pursuit of excellence. New Hire
Compliance Training and Firm-Required Training play a
pivotal role in achieving this goal by enhancing our knowledge and understanding of relevant laws, rules, and regulations.
•New Hire Supervised Persons are required to complete
mandatory foundational training upon joining the Firm.
•All Supervised Persons are required to complete
Certifications and Training
must be submitted by
the specified due date;
failure to complete on time may
result in disciplinary action.
Certifications and Training
must be submitted by
the specified due date;
failure to complete on time may
result in disciplinary action.
mandatory Firm-Required Training as assigned
throughout the year.
RESOURCES AND CONTACTS
RESOURCES AND CONTACTS
•MyApps / Protegent PTA (ECM) Dashboard)
•Code of Ethics FAQs
•Email the Code of Ethics (COE) Compliance Team
•MyApps / RegEd
•RegEd Login Instructions

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Prohibited practices related to approved, completed or signed documentation include but are not limited to the following:
Forging or otherwise completing the signature or initials
of another person in any format, including on any paper
document or in any electronic/digital format (e.g., in
DocuSign), even if a client or other authorized person
requests such activity for the sake of convenience.
Adding to, deleting from or otherwise modifying any
document provided by or previously completed by a
prospect or client, changing prospect/client instructions, or inserting or modifying prospect/client signatures.
Adding, deleting or otherwise changing the content of any
previously generated Rockefeller or third-party documents to be provided to prospects or clients.
This policy includes but is not limited to the following:

New Account Documentation*	Client Agreements	Client Facing Forms
Disclaimers	Disclosures	Prospectuses
Marketing Materials	Offering Memoranda	Order Memoranda Statements
Performance Reports	Financial Statements	Statements
*Such as application and enrollment documents
With respect to written prospect/client communications and
marketing materials (such as presentations and proposals),
the use of any tool or application (e.g., Adobe Acrobat,
Word, Paint, etc.) to make modifications are
prohibited, once the document has been approved for client
use, absent the prior express approval of the
Divisional Business Director and/or other designated Registered
Principal.
For ease of assisting our prospects and clients, the above
prohibitions excludes the pre-filling of blank fields in
documents other than the prospect’s/client’s signature and
date of such signature, such as a prospect’s or
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prospect/client-specific information, prior to prospect/ client distribution; in such instances, the pre-filling of such
information other than the prospect’s/client’s
signature and date of such signature is not prohibited under
RESOURCES AND CONTACTS
this policy.
•Email the Code of Ethics (COE) Compliance Team
•RFLLC Policies and Written Supervisory Procedures (WSP)

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Rockefeller prohibits unacceptable conduct not only in the
physical and virtual workplace, but also in any work-related setting outside the workplace, such as during business trips, business meetings and work-related social events or parties. The
Firm’s Work-Related Conduct Policy also applies to use of
Rockefeller’s email and other electronic communication
systems or devices, regardless of whether that use occurs on or away from Rockefeller premises, on personal devices, or during non-work hours.
Every Supervised Person is responsible for maintaining and
contributing to a safe and respectful work environment and is expected to conduct themselves in a manner that
demonstrates professionalism and respect for others.
•RCM Work-Related Conduct Policy
•RCM Raising Concerns - EthicsPoint Reporting Site
•RCM Raising Concerns Policy
•EthicsPoint FAQs
RESOURCES AND CONTACTS

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Rockefeller is committed to cooperating fully with law
enforcement, other government authorities, and regulatory
organizations in accordance with applicable laws and
regulations and with due consideration for the privacy of
our clients. Supervised Persons must cooperate and provide
truthful and complete information in connection with any internal or external investigation or request for information and must immediately report to their supervisor if they are
subject to any external investigation.
Any Supervised Person who receives a written or oral request for
RESOURCES AND CONTACTS
information from the government or a regulatory agency must
immediately refer the matter to the Legal & Compliance
Department.
•
Supervised Persons have an ongoing obligation to promptly
notify their supervisor if they are involved in, or become
aware of, a reportable event. Common
reportable disclosures include a home address or office
location change, but it’s equally important to report the less common reportable disclosures, such as a customer
complaint, compromise with creditors, bankruptcy, civil or
arbitration litigation, and judgement or lien.
Please reach out to Rockefeller’s Registration
Department for guidance if you think you may have a
less common reportable Form U4 disclosure, or any other
question related to your FINRA registrations.
Supervised Persons unsure about whether to disclose an
event should consult their supervisor and the Legal &
Compliance Department. Supervisors must notify the Legal
& Compliance Department of any reportable event brought
to their attention.
RESOURCES AND CONTACTS
•RFLLC Policies and Written Supervisory Procedures
(WSP) (Form U-4)

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Rockefeller’s business is subject to extensive regulation. To ensure Rockefeller maintains its reputation for the highest
standards of ethical conduct, it is essential the Firm and its
Supervised Persons abide by both the letter and the spirit
of all securities laws and regulations applicable to the Firm’s operations and business.
Supervised Persons should contact the Legal & Compliance
Department with any uncertainty regarding this Code, Firm
policies, applicable laws, rules, or regulations related to the Firm or any specific role or entity within it.
Supervised Persons must promptly report any improper or
suspicious activities, including any suspected violations of the
Code or the federal securities laws, to their designated
supervisor and/or Legal and Compliance.
Rockefeller is committed to a culture of compliance
grounded in honesty, integrity, trust, and accountability.
As such, we offer multiple channels for Supervised Persons to raise any concern regarding suspected violations of applicable laws, regulations, and/or firm policies ─ confidentially,
anonymously, and without fear of retaliation.
The Firm depends on you to raise any concern regarding
possible violations of this Code. No adverse employment

DIRECT CONTACTS
Toll-free and anonymous, within the United States, Guam, Puerto Rico, and Canada: 844-757-1211.
•
RESOURCES AND CONTACTS

•
•
action, including termination, corrective action or
•RCM Raising Concerns Policy
•RCM Raising Concerns - EthicsPoint
Reporting Site
•EthicsPoint FAQs
impacted performance review, may be taken against a
Supervised Person who reports a concern in good faith.

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RCM is committed to conducting business in an honest
and ethical manner at all times, including complying with
applicable anti-bribery, anti-corruption, and anti-kickback laws in the countries where we do business. RCM
prohibits offering, promising, providing, authorizing, and
accepting improper payments. RCM also prohibits making
improper payments or engaging in similar improper
conduct through third parties.
Supervised Persons are encouraged to be aware of “Red Flags” which might suggest a closer look at a transaction or relationship is necessary before proceeding. Any Red Flag encountered must be promptly reported to the Legal & Compliance Department for further review.
RCM is committed to prohibiting and actively
preventing money laundering and any activity that
facilitates money laundering or the funding of terrorist or
criminal activities.
Rockefeller is also committed to ensuring strict
compliance with all applicable sanctions programs.
The Firm’s dedication to integrity requires strict
compliance with all applicable anti-money laundering
and sanctions rules and regulations. The participation
in, or facilitation of, money laundering, even
unintentionally, could result in civil and criminal
penalties against Supervised Persons and the Firm.
Supervised Persons are responsible for reviewing,
understanding, and complying with the Firm’s Anti-Money
Laundering (“AML”) Compliance Policy (as well as the
entity-specific AML and Sanctions Programs incorporated
into that Policy).
•RCM Anti-Bribery and Anti-Corruption (“ABC”) Policy (See
Appendix-1 for lists of transaction-specific red flags and
payment red flags)
RESOURCES AND CONTACTS
•RCM Anti-Money Laundering Compliance Policy
•Rock & Co. AML and Sanctions Program
•RFLLC AML and Sanctions Program
•RTCDE AML and Sanctions Program
•RTCNA AML and Sanctions Program
RESOURCES AND CONTACTS

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Supervised Persons must maintain accurate tax records on
behalf of their clients and are prohibited from engaging in any activities that would assist a client in committing tax evasion.
Supervised persons should be vigilant and
promptly report to the Legal & Compliance Department any
violations, potential violations, or conduct that appears to be tax evasion or concealment of information from tax
authorities.
Questions about whether a particular act or
request constitutes tax evasion should be raised with a supervisor or the
Legal & Compliance Department at the earliest possible stage.
At Rockefeller we aim to demonstrate discipline and
excellence in all aspects of operating the business
including in the creation, management and required retention of important documents. Furthermore, our business is
subject to recordkeeping requirements promulgated
and
enforced by the U.S. Securities and Exchange
Commission (SEC), the various states, and self-
regulatory agencies such as the Financial Industry
Regulatory Authority (FINRA).
To conduct its business successfully and meet legal and
regulatory requirements, Rockefeller requires complete and
accurate books and records of its business activities. The Firm has policies and procedures, including specific retention periods, designed to comply with these requirements.
Supervised Persons are responsible for maintaining the integrity of their records and must adhere to all applicable Firm policies and procedures.
•RCM Records Retention and Management Policy
•RFLLC Policies and Written Supervisory Procedures (WSP)
•RTCDE Policies and Procedures Manual
•RTCNA Policies and Procedures Manual
RESOURCES AND CONTACTS

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Rockefeller operates with the highest standards of professionalism and integrity in accordance with our legal and regulatory books
and records obligations. The Firm is committed to ensuring
business-related electronic communications by Supervised
Persons are only conducted on Firm approved systems,
applications, and devices (“systems”) and retained as required by applicable regulation.
Employees may not use personal email, text messaging, or any other non-
All business-related
electronic communications
MUST occur within
approved systems and
applications ONLY (e.g.,
RCM email, RCM
Teams, and Zoom Phone).
There are no exceptions.
approved communication application to interact with clients, prospective clients, or any fellow RCM employee when discussing business-related matters. Any attempt to violate, circumvent, and/or disregard these requirements may result in disciplinary action, up to and including termination.
•RCM Business-Related Electronic Communications
(see Appendix B for list of Approved Systems & Applications)
•Business-Related Electronic Communications FAQs
•RCM Advertising and Marketing Policy
•RCM Discrimination and Harassment Policy
•RCM Information Barriers Policy
•RCM Records Retention and Management Policy
•RCM Social Media Policy
•RCM Work-Related Conduct Policy
•RFLLC’s Policies and Written Supervisory Procedures (WSP)
RESOURCES AND CONTACTS

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Supervised Persons must protect client, proprietary,
and other confidential information. The mishandling, loss,
unauthorized disclosure, or access of such information could result in significant legal, business, regulatory, and
reputational harm to Rockefeller.
Rockefeller has established information barriers policies
and procedures to control the dissemination and/or
misuse of confidential information, including proprietary and material non-public information (“MNPI”). All confidential information must be safeguarded and used solely for the intended business purposes of
Rockefeller and applicable clients.
Material non-public information (MNPI) is information that
(1) has not yet been broadly disseminated in the
marketplace and (2) a reasonable investor would
consider important in making a decision to buy, hold or
sell a security.
In certain circumstances, employees may become
aware of MNPI in their general course of business
activities or in
servicing client transactions. This information may have
been
intentionally provided by the client or inadvertently
received. If a public side employee has become aware
of MNPI, they must immediately inform the Control
Group to notify them of the facts and circumstances associated with the information. Employees who become aware of MNPI may be wall crossed by the Control Group and subject to the
requirements noted in this policy and other considerations.
It is illegal and in contravention of Rockefeller policy for anyone to trade or cause the trading of a security or related financial instrument (collectively “security”) while in
possession of MNPI relating to that security. This conduct is referred to as insider trading and may result in civil and/or criminal penalties. The prohibition on insider trading applies to both personal securities transactions and to transactions entered on behalf of clients or prospective clients of the Firm.
RESOURCES AND CONTACTS
•RCM Information Barriers Policy
•RCM Identity Theft Prevention Program
•RTCDE Policies and Procedures Manual
•RTCNA Policies and Procedures Manual
•Email the Control Group
•RFLLC Policies and Written Supervisory Procedures (WSP)

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The business world grows increasingly digital every day, and with it the volume and sophistication of threats to
cybersecurity. It’s more important than ever that we
practice vigilance against bad cyber actors in our online
communications, interactions, and transactions of every kind.
To mitigate the risk associated with the use of digital
technology, the Firm maintains a framework of safeguards to
prevent, detect, and respond to cyber threats. Supervised Persons share responsibility with the Firm for protecting
customer information and the Firm from cyber threats.
Safeguards in Privacy, Identity Theft,
and Cybersecurity are key to
maintaining trust with our clients.
Supervised Persons must comply with the Firm’s data
protection policies and procedures and may not:
•Access confidential information remotely except
through devices that have appropriate Firm-
approved security and software
•Use Wi-Fi that is not password protected to access
confidential information
•Share their Rockefeller username or passwords with
others
•Access a client’s Rockefeller account or any client’s
external, third-party account using the client’s own
unique identifying information, even if the client has
provided authorization for such access.
•RCM Identity Theft Prevention Program
•RCM Information Security Policy
•RCM Online Privacy Policy
•RFLLC Policies and Written Supervisory Procedures (WSP)
•RTCDE Policies and Procedures Manual
•RTCNA Policies and Procedures Manual
RESOURCES AND CONTACTS
Many states have enacted security breach notification laws that require the reporting of security breaches to regulatory
agencies and affected customers. In the event of a breach or other cybersecurity-related incident, Supervised Persons must immediately report the incident to the Legal & Compliance
Department, which will determine the
appropriate course of action regarding any applicable
notification requirements.

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Thank you for taking the time to read through this Code. We are all on the front lines of safeguarding Rockefeller’s reputation and upholding our ethical standards.
If you have any questions about the Code or require additional guidance, please speak with your manager,
Compliance, or other appropriate contact referenced in this
Code.
To achieve the remarkable, ethical behavior and personal integrity are indispensable. By seeking advice, raising a concern, or reporting potential misconduct, you are
embodying Rockefeller’s Code of Ethics and Commitment to
Integrity.
“Next to doing the right thing, the
most important thing
is to let people know
you are doing the right thing.”
- JOHN D. ROCKEFELLER

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Rockefeller maintains policies and procedures on the Rockefeller Capital Management Policies and Procedures Portal. Additional policy related-documents and supplemental information can be found on the RCM Legal & Compliance SharePoint site.
Below is a non-exhaustive list of policies and FAQs referenced in this Code and located on the RCM Policies & Procedures Portal.
POLICIES AND PROCEDURES
RCM Advertising and Marketing Policy
RCM Anti-Bribery and Anti-Corruption (“ABC”) Policy RCM
Anti-Money Laundering Compliance Policy RCM
Business-Related Electronic Communications RCM
Charitable Contributions Policy
RCM Conflicts of Interest Policy
RCM Customer Complaints Policy
RCM Discrimination and Harassment Policy RCM
Gifts and Entertainment Policy
RCM Identity Theft Prevention Program
RCM Information Barriers Policy
RCM Information Security Policy RCM
Online Privacy Policy
RCM Outside Business Activities (OBA) Policy
RCM Personal Account Trading Policy
RCM Political Contributions Policy
RCM Raising Concerns Policy
RCM Records Retention and Management Policy RCM
Restricted List
RCM Work-Related Conduct Policy
RCM Social Media Policy
Rock & Co. AML and Sanctions Program
RFLLC Policies & Written Supervisory Procedures (WSP) RFLLC AML
and Sanctions Program
RTCDE Policies and Procedures Manual RTCDE
FAQS
AML and Sanctions Program RTCNA Policies
and Procedures Manual RTCNA AML and
Sanctions Program
RCM Code of Ethics FAQs
Personal Account Trading Policy FAQs EthicsPoint
FAQs
Business-Related Electronic Communications FAQs

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Below is a non-exhaustive list of contacts and applications referenced in this Code.
•Compliance Partner Contact List
•Email the Code of Ethic (COE) Compliance Team
•Email the Control Group
•MyApps / Protegent PTA (ECM) Dashboard)
•MyApps / RegEd
APPLICATIONS
APPLICATIONS
•RegEd Login Instructions
•RCM Raising Concerns - EthicsPoint Reporting Site

RAISING CONCERNS CONTACTS
•
•
•